                                                                     SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                                CVS CORPORATION

                                                                 ADDITIONS
                                                  BALANCE AT     CHARGED TO                     BALANCE AT
                                                  BEGINNING       COSTS &                         END OF
                                                   OF YEAR     EXPENSES(1)(3)   DEDUCTIONS(2)    YEAR(3)
                                                  ----------   --------------   -------------   ----------
                                                                       (IN MILLIONS)
ACCOUNTS RECEIVABLE
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
Year Ended December 31, 1996....................     58.6           11.2             33.8          36.0
Year Ended December 31, 1995....................     45.4           43.6             30.4          58.6
Year Ended December 31, 1994....................     45.9           34.1             34.6          45.4

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NOTES:

(1) 1995 includes a charge of $21.3 million that relates to certain receivables of former divisions that were retained by the Company subsequent to the sale of the related divisions.

(2) 1996 includes a deduction of $21.2 million that relates to the actual write-off of the receivables discussed in Note (1) above.

(3) 1996 amounts are consistent with the historical results of the Company's continuing operations.